COMMUNITY BANCORP OF NEW JERSEY

                             2000 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


SECTION 1. Purpose

         The Community Bancorp of New Jersey 2000 Stock Option Plan For Non-Employee Directors (the "Plan") is hereby established to foster and promote the long-term success of The Community Bancorp of New Jersey (the "Company") and its shareholders by providing directors who are not employees with an equity interest in the Company. The Plan will assist the Company in attracting and retaining the highest quality of experienced persons as directors and in aligning the interests of non-employee directors of the Company more closely with the interests of the Company's shareholders.

SECTION 2.  Definitions

         Capitalized terms not specifically defined elsewhere herein shall have the following meanings:

         "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean a Non-Employee Director (i) being convicted of a crime, other than a traffic violation, (ii) being the subject of a final, non-appealable order by any regulatory agency involving a breach of duty owed to the Company by such Non-Employee Director, or (iii) habitual abuse of alcohol or drugs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Common Stock" or "Stock" shall mean the common stock, no par value per share, of the Company.


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         "Company" shall mean Community Bancorp of New Jersey and any present or future subsidiary corporations of Community Bancorp of New Jersey (as defined in Section 424 of the Code) or any successor to such corporations.

         "Disability" shall mean permanent and total disability which if the Non-Employee Director were an employee of the Company would be treated as a total disability under the terms of the Company's long-term disability plan for employees as in effect from time to time.

         "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Board in good faith and in a manner established by the Board from time to time, taking into account such factors as the Board shall deem relevant, including the book value of the Common Stock and, to the extent there is a trading market for the Common Stock, the market value of the Common Stock.

         "Non-Employee Director" shall mean a member of the Board who is not a common law employee of the Company.

         "Plan" shall mean The Community Bancorp of New Jersey 2000 Stock Option Plan for Non-Employee Directors.

         "Stock Option" or "Option" shall mean a right to purchase Common Stock of the Company granted to a Non-Employee Director pursuant to the Plan which is not intended to be an incentive stock option under Section 422 of the Code.

SECTION  3.       Administration

     (a) The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any action of the Board with respect to the administration of the Plan shall be taken by a majority vote, or by unanimous written consent of its members.

     (b) Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time:

              (i) to construe and interpret the Plan and the Stock Options granted thereunder and to establish, amend and revoke


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rules, regulations,  guidelines and practices for the administration of the Plan as it shall from time to time consider advisable, including, but not limited to,
correcting   any  defect  or  supplying  any  omission,   or   reconciling   any
inconsistency in the Plan or in any Stock Option, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective; provided, however, that the Board shall have no discretion with respect to designating (x) the recipient of a Stock Option, (y) the number of shares of Common Stock that are subject to a Stock Option, or (z) the exercise price for a Stock Option. All decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Company and the Non-Employee Directors; and

              (ii)to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     (c) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

SECTION 4.  Eligibility and Participation

     Each Non-Employee Director of the Company shall participate in the Plan.

SECTION 5.  Common Stock Subject to Plan

     (a) The maximum number of shares of Common Stock that may be made subject to Stock Options granted pursuant to the Plan is 85,000, subject to adjustments pursuant to Section 9. The Company shall reserve such number of shares of Common Stock for the purposes of the Plan, out of its authorized but unissued Common Stock or out of Common Stock held in the Company's treasury, or partly out of each, as shall be determined by the Board. No fractional shares of Common Stock shall be issued with respect to Stock Options granted under the Plan.

     (b) If any Stock Option in respect of shares of Common Stock expires or is canceled without having been fully exercised, the


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number of shares  subject to such Stock Option but as to which such Stock Option was not exercised prior to its expiration or cancellation may again be available for the grant of Stock Options under the Plan.

SECTION 6.  Grant of Stock Options

     (a) The Board shall have authority, subject to the terms of this Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be grantee, to determine the terms and conditions of any Option granted hereunder, including whether to impose any vesting period, and the exercise price thereof, subject to the requirements of this Plan. All Stock Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     (b) The grant of any Stock Option shall be evidenced by a written agreement which shall state the number of shares of Common Stock that are subject to the Stock Option, the exercise price, the term of the Stock Option, and other terms, as the Board may deem appropriate, that are not inconsistent with requirements of this Plan.

SECTION 7.  Terms and Conditions

     (a) The purchase price of the shares of Common Stock subject to each Stock Option shall be 105% of the Fair Market Value of such Common Stock (or the par value of such shares, if higher) on the day such Stock Option is granted. All Stock Options shall have a term of ten (10) years from the date of grant, subject to earlier termination pursuant to the terms set forth herein.

     (b) In the event a Non-Employee Director's membership on the Board ceases by reason of his Disability or death, all Stock Options then held by such Non-Employee Director shall immediately become exercisable and may remain exercisable until the expiration of their original term.

     (c) In the event a Non-Employee Director's membership on the Board ceases for Cause, all Stock Options then held by such Non- Employee Director, whether or not exercisable, shall immediately terminate.


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     (d) In the event a Non-Employee  Director's  membership on the Board ceases for any reason other than death, Disability or Cause, all Stock Options then held and exercisable by such Non-Employee Director will remain exercisable until the expiration of their original term.

     (e) If a Non-Employee Director becomes an employee of the Company or any of its subsidiaries, the Non-Employee Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive future grants hereunder while an employee. If the Non-Employee Director's service as an employee terminates without his again becoming a Non-Employee Director, the provisions of this Section 7 shall apply as if such termination of employment were the termination of the Non-Employee Director's membership on the Board.

     (f) Subject to the terms of this Plan, Stock Options granted pursuant to this Plan shall be subject to the following vesting schedule, and no Stock Option granted hereunder shall be exercisable until such time as it shall have vested: on the first anniversary of the date of grant of any Stock Option, such Stock Option shall be exercisable for one-third (1/3) of the shares of Common Stock covered thereby; on the second anniversary of the date of grant of any Stock Option, such Stock Option shall be exercisable for two-thirds (2/3) of the shares of Common Stock covered thereby; and on and after the third anniversary of the date of grant of any Stock Option, such Stock Option shall be exercisable for all shares of Common Stock covered thereby.

     (g) Except as otherwise provided in this Section 7, no Stock Option granted under the Plan shall be assignable or transferable by the Non-Employee Director, and any attempt to disposition thereof shall be null and void and of no effect. Nothing contained in this Section 7 shall prevent transfers of Stock Options to members of the immediate family of the Non-Employee Director, or any trust or benefit plan established for the benefit of such immediate family member of a Non-Employee Director, nor shall anything in this Section 7 prevent transfers by will or by the applicable laws of descent and distribution. For purposes of this Section, "Immediate Family" shall mean a Non-Employee Director's spouse, parents or offspring.


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SECTION 8.  Exercise of Option

     (a) Any Stock Option may be exercised in whole or in part at any time subsequent to such Stock Option becoming exercisable, during the term of such Stock Option; provided, however, that each partial exercise shall be for whole shares of Common Stock only.

     (b) Options may be exercised by written notice of exercise accompanied by payment of the exercise price in full for the purchased shares of Common Stock, along with any amounts which the Company is required to withhold under federal, state or local law, in cash or by certified or cashier's check payable to the Company. Upon receipt of such notice and payment of the exercise price, the Company shall make application to the New Jersey Department of Banking to issue the shares for which the Option is being exercised.

     (c) In the event that the Stock Option or portion thereof shall be exercised pursuant to Section 7 by any person or persons other than the Non-Employee Director, appropriate proof shall be provided of the right of such person or persons to exercise the Stock Option or portion thereof.

SECTION 9.  Capital Adjustments and Corporate Reorganizations

     (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, split up, spin-off, combination, exchange of shares, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are increased or deceased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non- cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall automatically be made in (x) the maximum number and kind of shares of Common Stock reserved for issuance under the Plan,
(y) the number and kind of shares or other securities subject to the outstanding Options under the Plan, and (z) the purchase price for each share of Common Stock subject to any then outstanding Options under the Plan, without changing the aggregate purchase price (except for any change resulting from rounding off


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of share  quantities or price) as to which such Options remain  exercisable.  No fractional shares will be issued under the Plan on account of any such adjustment.

     (b) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively an "Extraordinary Event"), the following rules shall apply: (i) upon the announcement of a proposed Extraordinary Event, all outstanding Stock Options shall immediately become exercisable, whether or not previously vested under Section 7(f), (ii) holders of Options shall continue to have the right to exercise their unexercised but currently exercisable Options on or before the day before the date of consummation of the Extraordinary Event, (iii) if any Option holders shall not have exercised their Options on or before the date of such consummation and if, under the terms of the Extraordinary Event holders of the Common Stock of the Company will receive upon consummation thereof payment in cash, securities or other property (the "Event Payment") for each share surrendered in the Extraordinary Event (the "Event Price"), then an Event Payment equal to the difference between (A) the Event Price times the number of shares of Common Stock subject to each Non- Employee Director's outstanding Options (to the extent then exercisable at prices not in excess of the Event Price) and (B) the aggregate exercise price of all such outstanding Options shall be made to each Non-Employee Director in exchange for the termination of such Options, (iv) notwithstanding the foregoing provisions of clause (iii), if the Extraordinary Event involves an exchange by the acquiring party solely of its voting securities in a reorganization pursuant to which holders of the Company's Common Stock will not recognize gain or loss on the exchange of such securities until such holders dispose of the new voting securities acquired in such exchange, then the acquiring party shall have the right to provide that such Options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation (or an affiliate thereof); provided that the Non- Employee Director shall not, as a result of such provision, be required to recognize gain or loss on the exchange of Options, and (v) in the unlikely event any Options shall remain outstanding after giving effect to the foregoing provisions such Options shall terminate on the date the Extraordinary Event is consummated.

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SECTION 10.  General Provisions Applicable to Options

     To the extent permitted by applicable law, upon the issuance of shares of Common Stock in respect of an Option exercised by a Non-Employee Director, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Non- Employee Director's federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. To the extent such reduction is not permitted under law, such Non-Employee Director shall be required to pay all applicable taxes. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Non-Employee Director.

SECTION 11.  Other Provisions

     (a) The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey, to the extent such state laws are not preempted by any laws of the United States.

     (b) As used herein, the masculine gender shall include the feminine gender.

     (c) The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     (d) All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Company, or to the Company at its principal office.

     (e) Nothing in this Plan or in any Stock Option granted hereunder shall confer upon any Non-Employee Director any right to continue to serve as a director of the Company or shall interfere with or restrict in any way the right, which right is hereby


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

expressly reserved, to remove any Non-Employee Director as a director in accordance with the by-laws and certificate of incorporation of the Company and applicable law.

     (f) The obligation of the Company to sell or deliver shares of Common Stock with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

     (g) All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Company.

     (h) The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to establish, alter or terminate any other forms of incentives, benefits or compensation for directors of the Company, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on a director not participating in this Plan; or to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

     (i) Holders of Stock Options under the Plan shall have no rights as shareholders of the Company unless and until certificates for shares of Common Stock of Common Stock are registered in their names in satisfaction of a properly exercised Stock Option.

     (j) The terms of the Plan shall be binding upon the Company, the Non-Employee Directors and their successors and assigns.

SECTION 12.       Amendment or Termination of the Plan

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall affect the rights of any holder of any outstanding Stock Option and further provided that no amendment may increase the number of shares subject to this Plan, change the exercise price for any


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option as provided under Section 7(a) hereof,  or expand the parties eligible to participate in the Plan without shareholder approval, and no amendment may cause the Plan to fail to comply with the provisions of Rule 16b-3 under the Act, or any successor or replacement regulation.

SECTION 13.  Effective Date and Term of the Plan

      This Plan shall become effective upon its approval by the holders of a majority of the Common Stock of the Company voting on the approval of the Plan. Prior to such approval, Options granted under the Plan are expressly subject to such approval. Options may not be granted under the Plan after the tenth anniversary of the day before such shareholder approval.




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